                                                                     EXHIBIT 8



                   [Letterhead of Thompson Hine & Flory LLP]



                                  May 3, 1999



Metropolitan Financial Corp.
6001 Landerhaven Drive
Mayfield Heights, Ohio 44124

Ladies and Gentlemen:

                  We are acting as special tax counsel to Metropolitan Financial Corp. (the "Company") and Metropolitan Capital Trust II (the "Issuer") in connection with the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company and the Issuer with the Securities and Exchange Commission (Registration Nos. 333-72991 and 333-72991-01) for the purpose, among other things, of registering under the Securities Act of 1933 (the "Act") the Issuer's Cumulative Trust Preferred Securities (the "Trust Preferred Securities"), the Company's ____% Junior Subordinated Deferrable Interest Debentures due 2029 (the "Debentures"), and the Company's Guarantee with respect to the Trust Preferred Securities.

                  This opinion is based solely on the information set forth in the Registration Statement, the Indenture, the Amended and Restated Trust Agreement of the Issuer and the representations made to us by the Company. In our examination of relevant documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such copies and the accuracy and completeness of all corporate records made available to us of the Company and the Issuer. We cannot and do not represent that we checked the accuracy or the completeness of, or otherwise independently verified, any of the various statements of fact contained in such documents and in documents incorporated by reference therein.

                  Based upon the foregoing, we are of the opinions ascribed to us in the Registration Statement under the caption "Federal Income Tax Consequences."

Metropolitan Financial Corp.
Page 2
May 3, 1999
                  This opinion is limited to the present laws of the United States, and we assume no obligation to revise or supplement this opinion should the present laws referred to above change by legislative action, judicial decision, or otherwise, or should the facts as they presently exist change. This opinion is limited to the federal income tax matters described above and does not address any other federal income tax considerations or any state, local, foreign or other tax considerations.

                  If any of the information on which we have relied is incorrect, or if changes in the relevant facts occur after the date hereof, our opinion could be affected thereby. Moreover, our opinion is based on the Internal Revenue Code of 1986, as amended, applicable Treasury regulations promulgated thereunder, and Internal Revenue Service rulings, procedures, and other pronouncements published by the United States Internal Revenue Service. These authorities are all subject to change, and such change may be made with retroactive effect. We can give no assurance that, after such change, our opinion would not be different. This opinion is not binding on the Internal Revenue Service, and there can be no assurance, and none is hereby given, that the Internal Revenue Service will not take a position contrary to one or more of the positions reflected in the foregoing opinion, or that our opinion will be upheld by the courts if challenged by the Internal Revenue Service.

                  We hereby consent to the use of our name under the captions "Federal Income Tax Consequences" and "Validity of Securities" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act, as amended.

                  This opinion may not be used, relied upon or quoted by you for any other purpose without prior written consent.

                                            Very truly yours,

                                            /s/ Thompson Hine & Flory LLP

                                            Thompson Hine & Flory LLP